SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20552


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                December 21, 2004
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                          Synergy Financial Group, Inc.
             -----------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


        New Jersey                        0-50467              52-2413926
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(State or other jurisdiction            (File No.)          (IRS Employer
 of incorporation)                                       Identification Number)


310 North Avenue East, Cranford, New Jersey                     07016
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (800) 693-3838
                                                    ------------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_|  Written communications pursuant to Rule 425 under the Securities Act

     |_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                          SYNERGY FINANCIAL GROUP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Item 1.01 Entry into a Material Definitive Agreement
          ------------------------------------------
         The Board of Directors of the Company adopted the Synergy Financial Group, Inc. Retirement Benefits Equalization Plan ("Plan") at its meeting on December 21, 2004 to be effective as of January 1, 2005. The Plan will provide the participating executives with the same level of benefits that all other employees are eligible to receive under the Company's employee stock ownership plan and 401K Savings Plan without regard to the limitations on levels of compensation and annual benefits imposed under Sections 401(a)(17) and 415 of the Internal Revenue Code. Specifically, the Plan will provide benefits to officers that cannot be provided under the employee stock ownership plan and the 401K Savings Plan as a result of limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code, but that would have been provided under the employee stock ownership plan and the 401K Savings Plan, but for these Internal Revenue Code limitations. For example, this Plan will provide participants with a benefit for any compensation that they may earn in excess of $205,000 per year (as indexed) comparable to the benefits earned by all participants under the employee stock ownership plan and the 401K Savings Plan for compensation earned below that level. The Company may utilize a grantor trust in connection with this Plan in order to set aside funds that ultimately may be used to pay benefits under the Plan. The assets of the grantor trust will remain subject to the claims of general creditors of the Company in the event of insolvency, until paid to a participant following termination of employment according to the terms of the Plan. The actual value of benefits under this Plan and the annual financial reporting expense associated with this Plan will be calculated annually based upon a variety of factors, including the actual value of benefits for participants determined under the employee stock ownership plan and the 401K Savings Plan each year, the applicable limitations under the Internal Revenue Code that are subject to adjustment annually and the salary of each participant at such time. Generally, benefits under the Plan will be taxable to each participant at the time of receipt of such payment, and the Company will recognize a tax-deductible compensation expense at such time.

         In addition, the Board of Directors of Synergy Bank (the "Bank"), a wholly-owned subsidiary of the Company, also approved an amendment to the Life Insurance Agreement between the Bank and John S. Fiore, President, which shall provide a death benefit payable to Mr. Fiore's beneficiaries of $2.0 million. The prior arrangement provided for a reduction of such death benefit following retirement after age 60.

                                   SIGNATURES






         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 SYNERGY FINANCIAL GROUP, INC.



Date: December 27, 2004          By:      /s/Kevin A. Wenthen
                                          ----------------------------------
                                          Kevin A. Wenthen
                                          Senior Vice President
                                          and Chief Administrative Officer